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                                                                    EXHIBIT 4.17


                              CERTIFICATE OF TRUST
                                       OF
                              AGCO CAPITAL TRUST I


         THIS CERTIFICATE OF TRUST of AGCO Capital Trust I (the "Trust") is being duly executed and filed by the undersigned, as trustee of the Trust, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C.
ss. 3801, et seq.) (the "Act").

         1. Name. The name of the statutory trust being formed hereby is AGCO Capital Trust I.

         2. Delaware Trustee. The name and business address of the trustee of the Trust, with a principal place of business in the State of Delaware, is SunTrust Delaware Trust Company, 1011 Centre Road, Suite 205, Wilmington, Delaware 19805.

         3. Effective Date. This Certificate of Trust shall be effective as of its filing.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.



                         SUNTRUST DELAWARE TRUST COMPANY,
                           as Trustee


                         By: /s/ Jack Ellerin
                         Name: Jack Ellerin
                         Title: Trust Officer